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                                                                      Exhibit 10

      Lincoln Benefit Life Company, PO Box 82532, Lincoln, NE 68501-2532
                           SUPPLEMENT TO APPLICATION
                Flexible Premium Variable Life Insurance Policy

IMPORTANT NOTICE: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Proposed Primary Insured _______________________________________________________

Guaranteed Minimum Death Benefit Option:
       [_] Safety Net (will apply if no selection made)    [_] Lifetime

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
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PREMIUM ALLOCATION: (whole percentages only)
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
(Janus Aspen Series)                      (Fidelity VIPF)                     (Federated Insurance Management Series)
 Plan     Lump                              Plan      Lump                      Plan      Lump
Premium   Sum                              Premium    Sum                      Premium    Sum
______%  ______% (Flexible Income)         ______%   ______% (Money Market)    ______%   ______% (Utility Fund)

______%  ______% (Balanced)                ______%   ______% (Equity-Income)   ______%   ______% (Fund for U.S. Gov't Securities)

______%  ______% (Growth)                  ______%   ______% (Overseas)        ______%   ______% (High Income Bond)

______%  ______% (Aggressive Growth)       ______%   ______% (Growth)

______%  ______% (Worldwide Growth)

(Scudder Variable Life Investment Fund)   (Fidelity VIPF II)                  (IAI Retirement Funds, Inc.)
 Plan     Lump                              Plan      Lump                      Plan      Lump
Premium   Sum                              Premium    Sum                      Premium    Sum
______%  ______% (Bond)                    ______%   ______% (Asset Manager)   ______%   ______% (IAI Regional)

                                           ______%   ______% (Contrafund)      ______%   ______% (IAI Balanced)
(Fixed Account) (not available in Florida)
 Plan     Lump                                                                 ______%   ______% (IAI Reserve)
Premium   Sum
______%  ______%

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
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MORTALITY CHARGE ALLOCATION: (whole percentages only)
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   [_]  Prorata: According to percentages of cash value in subaccounts (will apply if no selection made).
   [_]  Premium Allocation: According to allocation of future money received.
   [_]  Specific Allocation: Specified funds. Indicate below.

(Janus Aspen Series)                       (Fidelity VIPF)                  (Federated Insurance Management Series)
 Specific                                   Specific                         Specific
Allocation                                 Allocation                       Allocation
  ______% (Flexible Income)                  ______% (Money Market)           ______% (Utility Fund)

  ______% (Balanced)                         ______% (Equity-Income)          ______% (Fund for U.S. Gov't Securities)

  ______% (Growth)                           ______% (Overseas)               ______% (High Income Bond)

  ______% (Aggressive Growth)                ______% (Growth)

  ______% (Worldwide Growth)

(Scudder Variable Life Investment Fund)      (Fidelity VIPF II)               (IAI Retirement Funds, Inc.)
 Specific                                     Specific                         Specific
Allocation                                   Allocation                       Allocation
  ______% (Bond)                             ______% (Asset Manager)          ______% (IAI Regional)

                                             ______% (Contrafund)             ______% (IAI Balanced)
(Fixed Account) (not available in Florida)
 Specific                                                                     ______% (IAI Reserve)
Allocation
  ______%

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I understand that
  THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.
  POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.
  ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

The undersigned represent that I/we have received a current prospectus for the contract and that all statements and answers on this Supplement to Application are made part of the application and that such are complete and correctly recorded to the best of my/our knowledge and belief.

Proposed Insured (Child over age 15 must sign)___________________ Date_________



__________________________________________________    _________________________
Signature of applicant (owner) other than proposed             Date
insured (if business insurance, show title of officer and name of firm) (If proposed insured is under age 18, parent must sign)

_____________________________________   _______________________________________
Witness                                 Registered Representative

VLA 9390, Rev. 3/97

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____________________________________________________________________________________________________________________________________
DOLLAR COST AVERAGING/PORTFOLIO REBALANCING:
Select only one.  You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.
[_] Dollar Cost Averaging (DCA):                                     [_] Portfolio Rebalancing (PR):
Please dollar cost average in the amount of $ ______________             Please rebalance in the percentages specified below:
($100 minimum transfer) from _______________________________             Frequency:  [_] Monthly           [_] Semiannual
Source Subaccount (only one source Subaccount may be chosen)                         [_] Quarterly         [_] Annual
to the following Subaccounts (eight maximum) dollar amounts only:
Frequency:  [_] Monthly   [_] Quarterly   [_] Annual

(Janus Aspen Series)                   (Fidelity VIPF)                       Federated Insurance Management Series
   DCA     PR                             DCA      PR                         DCA        PR
$______  ______% (Flexible Income)     $______   ______% (Money Market)      $______   ______% (Utility Fund)

$______  ______% (Balanced)            $______   ______% (Equity-Income)     $______   ______% (Fund for U.S. Gov't. Securities)

$______  ______% (Growth)              $______   ______% (Overseas)          $______   ______% (High Income Bond)

$______  ______% (Aggressive Growth)   $______   ______% (Growth)

$______  ______% (Worldwide Growth)

(Scudder Variable Life Investment      (Fidelity VIPF II)                     (IAI Retirement Funds, Inc.)
Fund)                                     DCA      PR                          DCA       PR
                                       $______   ______% (Asset Manager)     $______   ______% (IAI Regional)
   DCA     PR
$______  ______% (Bond)                $______   ______% (Contrafund)        $______   ______% (IAI Balanced)

                                                                             $______   ______% (IAI Reserve)

(Fixed Account) (not available in Florida)
   DCA     PR
$______  ______% (Restrictions apply for DCA--see prospectus for details)

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TRANSFER AUTHORIZATION:
----------------------

[ ] I authorize Lincoln Benefit Life Company ("LBL") to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the subaccounts; and
    2) transfer amounts among the subaccounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting a transfer.

Name and Relationship of Authorized Person:


Name: _____________________________________________________ Relationship __________________________ SS# ________________________


Signature of Owner __________________________________________________________________   Date ___________________________________
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